Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-215218, 333-168419, 333-133927, 333-126734, 333-66000, 333-41458, 333-78417, 333-30375, 333-29899, and 333-4808) of ADTRAN, Inc. of our report dated June 21, 2017 with respect to the statement of net assets available for benefits as of December 31, 2016 of ADTRAN, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 27, 2018